UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2009

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2009, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") completed a public offering of $500,000,000 principal amount of the Company’s 7.875% Senior Notes due 2014 (the "Notes"). The Notes were issued pursuant to an indenture, dated as of September 13, 2007 (the "Base Indenture"), as supplemented by Supplemental Indenture No. 1, dated as of September 13, 2007, Supplemental Indenture No. 2, dated as of May 23, 2008 and Supplemental Indenture No. 3, dated May 7, 2009 (the "2014 Supplement"), each between the Company and U.S. Bank National Association, as trustee.

The Notes are direct, unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2009.

The Company may redeem all or a portion of the Notes at its option at any time or from time to time at a redemption price equal to the greater of:

• 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

• the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2014 Supplement) plus 50 basis points, plus accrued and unpaid interest to, but excluding, the date of redemption.

In addition, if a Change of Control (as defined in the 2014 Supplement) occurs, unless the Company has exercised its right to redeem the Notes as described in the foregoing paragraph, holders of Notes will have the right to require the Company to repurchase all or any part of their Notes for payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase.

The Notes were sold to the underwriters at an issue price of 94.910% of the principal amount thereof, and the underwriters offered to the Notes to the public at a price of 96.285% of the principal amount thereof. The net proceeds of the offering to the Company were approximately $474 million, which the Company intends to apply to reduce outstanding borrowings under its senior credit facilities and for general corporate purposes.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-145894).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as an exhibit to the Company’s Current Report on Form 8-K, filed on September 17, 2007, and to the full text of the 2014 Supplement, which is filed herewith as exhibit 4.1 hereto, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company's direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Supplemental Indenture No. 3, dated as of May 7, 2009, between Starwood Hotels & Resorts Worldwide, Inc. and U.S. Bank National Association, as trustee.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

May 12, 2009	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture No. 3